Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

April 7, 2026

Compass Sub North, Inc.,
17 20th Street North, Suite 500,
Birmingham, AL 35203

Ladies and Gentlemen:

In connection with the registration statement on Form S-4 (as amended, the “Registration Statement”) relating to the registration under the Securities Act of 1933 (as amended, the “Act”) of 18,574,170 shares (the “Securities”) of common stock, par value $0.01 per share, of Compass Sub North, Inc., a Delaware corporation (the “Company”), to be issued by the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 23, 2025 (the “Merger Agreement”), by and among the Company, CommerceOne Financial Corporation (“CommerceOne”), Green Dot Corporation, Compass Sub East, Inc., and Compass Sub West, Inc., we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that when the Registration Statement has become effective under the Act, and the Securities have been duly issued pursuant to the Merger Agreement as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the issuance of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and of CommerceOne and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the joint proxy statement/prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Sullivan & Cromwell LLP